EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263323, 333-263150, 333-263278, 333-263265, 333-118746 and 333-125423) and Form S-8 (Nos. 333-271977, 333-264868, 333-256037, 333-164428, 333-174448, 333-108335, 333-132440, 333-202729 and 333-218887) of Ashford Hospitality Trust, Inc. (the “Company”) of our reports dated March 14, 2024, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Dallas, Texas
March 14, 2024